Exhibit 99.1
OLAPLEX Reports Second Quarter 2022 Results
Net Sales grew 38.6% in the second quarter 2022
Company re-affirms fiscal year 2022 guidance

SANTA BARBARA, California – August 9, 2022 – Olaplex Holdings, Inc. (NASDAQ: OLPX) (“OLAPLEX” or the “Company”), today announced financial results for the second quarter and six months ended June 30, 2022.

For the second quarter of 2022 compared to the second quarter 2021:

•Net sales increased 38.6% to $210.9 million;
◦Net sales increased 41.3% in the United States and 35.2% internationally
◦By channel:
▪Professional grew 32.7% to $105.5 million;
▪Specialty Retail increased 68.5% to $64.2 million;
▪Direct-To-Consumer rose 19.3% to $41.2 million;
•Net income increased 77.7% and adjusted net income increased 35.5%;
•Diluted EPS were $0.13 for the second quarter 2022, as compared to $0.08 for the second quarter 2021;
•Adjusted Diluted EPS were $0.14 for the second quarter 2022, as compared to $0.11 for the second quarter 2021

JuE Wong, OLAPLEX’s President and Chief Executive Officer, commented: “We are pleased to announce another excellent quarter for OLAPLEX, as we continue to deliver industry top tier net sales growth and profit margins. Building on the strong momentum from the first half of the year, we are re-affirming our fiscal year 2022 guidance ranges. This reflects the successful execution of our strategy as we disrupt the prestige haircare market with science-based, patent-protected products that are designed to fix real hair problems from first use. We continue to see strength in prestige beauty and the prestige hair care category as we believe consumers are prioritizing their own wellbeing – even during uncertain times. We believe that our competitive advantages, leadership in a fast-growing, global category, and significant white space growth opportunities have us well positioned for future success.”
Second Quarter Highlights

(Dollars in $000’s, except per share data)
Quarter to Date	Q2 2022	Q2 2021	% Change
Net Sales	$210,903	$152,124	38.6%
Gross Profit	$156,430	$120,532	29.8%
Gross Profit Margin	74.2%	79.2%
Adjusted Gross Profit	$158,610	$122,800	29.2%
Adjusted Gross Profit Margin	75.2%	80.7%
SG&A	$26,111	$33,786	(22.7)%
Adjusted SG&A	$24,384	$17,162	42.1%
Net Income	$87,715	$49,351	77.7%
Adjusted Net Income	$98,754	$72,862	35.5%
Adjusted EBITDA	$133,079	$105,481	26.2%
Adjusted EBITDA Margin	63.1%	69.3%
Diluted EPS	$0.13	$0.08	62.5%
Adjusted Diluted EPS	$0.14	$0.11	27.3%
Weighted Average Diluted Shares Outstanding	691,365,072	656,745,557

Six Months Highlights

(Dollars in $000’s, except per share data)
Year to Date	Six Months Year to Date 2022	Six Months Year to Date 2021	% Change
Net Sales	$397,099	$270,243	46.9%
Gross Profit	$297,635	$214,127	39.0%
Gross Profit Margin	75.0%	79.2%
Adjusted Gross Profit	$305,908	$218,846	39.8%
Adjusted Gross Profit Margin	77.0%	81.0%
SG&A	$48,425	$45,066	7.5%
Adjusted SG&A	$45,002	$27,375	64.4%
Net Income	$149,676	$94,882	57.7%
Adjusted Net Income	$190,179	$129,825	46.5%
Adjusted EBITDA	$259,457	$191,266	35.7%
Adjusted EBITDA Margin	65.3%	70.8%
Diluted EPS	$0.22	$0.14	57.1%
Adjusted Diluted EPS	$0.27	$0.19	42.1%
Weighted Average Diluted Shares Outstanding	692,985,088	683,430,562
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA margin are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of June 30, 2022, the Company had $198.0 million of cash and cash equivalents, compared to $186.4 million as of December 31, 2021. Inventory at the end of the second quarter 2022 was $140.3 million, compared to $98.4 million at the end of December 2021. The Company is pleased with the level and composition of its inventory and believes it is well positioned to meet demand. Long-term debt, net of current portion was $657.0 million as of June 30, 2022, compared to $738.1 million as of the end of December 2021.

Fiscal Year 2022 Guidance
The Company re-affirmed its guidance for fiscal year 2022 on net sales, adjusted Net Income and adjusted EBITDA, as set forth below.

For Fiscal 2022:
(Dollars in millions)	2022	2021 Actual	% change (based on mid-point)
Net Sales	$796 - $826	$598	+36%
Adjusted Net Income*	$363 - $379	$276	+35%
Adjusted EBITDA*	$504 - $526	$409	+26%

*Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.
Webcast and Conference Call Information
The company plans to host an investor conference call and webcast to review second quarter 2022 financial results at 9:00am ET/6:00am PT on August 9, 2022. The webcast can be accessed at https://ir.olaplex.com/events-presentations. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. A revolutionary brand, OLAPLEX paved the way for a new category of hair care called “bond-building,” the process of protecting, strengthening and rebuilding broken bonds in the hair during and after hair services. The brand’s products have an active, patent-protected ingredient that works on a molecular level to protect and repair hair from damage. OLAPLEX’s award-winning products are sold through an expanding omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements generally can be identified by the use of words such as “may,” “will,” “could,” “should,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us. These forward-looking statements address various matters including: the Company’s financial position and operating results, including financial guidance for fiscal year 2022; business plans and objectives; growth and expansion opportunities; the growth and resiliency of the global premium hair care industry; new product innovation; future sales growth and margins; consumer behaviors; inventory levels; and anticipated interest expense savings. These statements reflect management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the Company’s ability to execute on its growth strategies and expansion opportunities; increased competition causing the Company to reduce the prices of its products or to increase significantly its marketing efforts in order to avoid losing market share; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement to which it will remain subject to until maturity, and the Company’s ability to obtain additional financing on favorable terms or at all; the Company’s dependence on a limited number of customers for a significant portion of its net sales; the Company’s ability to effectively market and maintain a positive brand image and expand its brand awareness; the Company's ability to attract new customers and encourage consumer spending across its product portfolio; changes in consumer preferences or changes in demand for hair care products or other products the Company may develop; the Company’s ability to accurately forecast consumer demand for its products; the Company's ability to maintain favorable relationships with suppliers and manage our supply chain, including obtaining and maintaining shipping distribution and raw materials at favorable pricing; the Company’s relationships with and the performance of distributors and retailers who sell its products to hair care professionals and other customers; the impact of material cost increases and other inflation and our ability to pass on such increases to customers; impacts on the Company’s business due to the sensitivity of its business to unfavorable economic and business conditions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; failure of markets to accept new product introductions; the Company's ability to attract and retain senior management and other qualified personnel; regulatory changes and developments affecting the Company's current and future products; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; impacts on the Company’s business from political, regulatory, economic, trade, and other risks associated with operating internationally including volatility in currency exchange rates, and imposition of tariffs; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; impacts on the Company’s business from the COVID-19 pandemic; and the other risks identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022, as well as the other information the Company files with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise any of these statements, except as required by applicable law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; (8) non-capitalizable IPO and strategic transition costs; and (9) as applicable Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) non-capitalizable IPO and strategic transition costs; (7) Tax Receivable Agreement liability adjustment; and (8) tax effect of non-GAAP adjustments. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding respectively. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations, pertaining to the acquisition of the Olaplex, LLC business in 2020 by certain investment funds affiliated with Advent International Corporation and other investors (the "Acquisition"). The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The

Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) non-ordinary legal costs, (3) non-capitalizable IPO and strategic transition costs and (4) non-ordinary costs and fees.
Please refer to “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA and adjusted net income. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA and adjusted net income to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals given currently proposed legislative changes and other one-time items, (b) impacts to the Company's Tax Receivable Agreement liability that would arise from proposed legislative changes (c) costs related to potential debt or equity transactions, and (d) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its fiscal 2022 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$198,028	$186,388
Accounts receivable, net of allowance of $17,443 and $8,231	81,345	40,779
Inventory	140,316	98,399
Other current assets	5,765	9,621
Total current assets	425,454	335,187
Property and equipment, net	670	747
Intangible assets, net	1,019,120	1,043,344
Goodwill	168,300	168,300
Deferred taxes	11,881	8,344
Other assets	6,234	4,500
Total assets	$1,631,659	$1,560,422

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$20,699	$19,167
Accrued expenses and other current liabilities	20,546	17,332
Accrued sales and income taxes	18,199	12,144
Current portion of long-term debt	6,750	20,112
Current portion of Tax Receivable Agreement	20,786	4,157
Total current liabilities	86,980	72,912
Related Party payable pursuant to Tax Receivable Agreement	208,493	225,122
Long-term debt	656,989	738,090
Total liabilities	952,462	1,036,124

Contingencies

Stockholders’ equity
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 649,087,823 and 648,794,041 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	649	648
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	308,088	302,866
Retained earnings	370,460	220,784
Total stockholders’ equity	679,197	524,298
Total liabilities and stockholders’ equity	$1,631,659	$1,560,422

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$210,903	$152,124	$397,099	$270,243
Cost of sales:
Cost of product (excluding amortization)	52,293	29,324	95,515	51,397
Amortization of patented formulations	2,180	2,268	3,949	4,719
Total cost of sales	54,473	31,592	99,464	56,116
Gross profit	156,430	120,532	297,635	214,127
Operating expenses:
Selling, general, and administrative	26,111	33,786	48,425	45,066
Amortization of other intangible assets	10,295	10,183	20,561	20,365
Total operating expenses	36,406	43,969	68,986	65,431
Operating income	120,024	76,563	228,649	148,696
Interest expense	(8,694)	(15,563)	(20,154)	(31,065)
Other expense, net
Loss on extinguishment of debt	—	—	(18,803)	—
Other expense	(1,224)	(157)	(1,601)	(204)
Total other expense, net	(1,224)	(157)	(20,404)	(204)
Income before provision for income taxes	110,106	60,843	188,091	117,427
Income tax provision	22,391	11,492	38,415	22,545
Net income	$87,715	$49,351	$149,676	$94,882
Comprehensive income	$87,715	$49,351	$149,676	$94,882
Net income per share:
Basic	$0.14	$0.08	$0.23	$0.15
Diluted	$0.13	$0.08	$0.22	$0.14
Weighted average common shares outstanding:
Basic	648,973,952	648,124,642	648,894,417	648,066,435
Diluted	691,365,072	656,745,557	692,985,088	683,430,562

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$149,676	$94,882
Adjustments to reconcile net income to net cash provided by operating activities:	(21,623)	(19,929)
Net cash provided by operating activities	128,053	74,953
Net cash used in investing activities	(945)	(64)
Net cash used in financing activities	(115,468)	(9,423)
Net increase in cash and cash equivalents	11,640	65,466
Cash and cash equivalents - beginning of period	186,388	10,964
Cash and cash equivalents - end of period	$198,028	$76,430

The following tables present a reconciliation of net income, SG&A and gross profit, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Net Income to Adjusted EBITDA
Net income	$87,715	$49,351	$149,676	$94,882
Income tax provision	22,391	11,492	38,415	22,545
Depreciation and amortization of intangible assets	12,552	12,451	24,662	25,083
Interest expense	8,694	15,563	20,154	31,065
Loss on extinguishment of debt(1)	—	—	18,803	—
Non-recurring litigation costs(3)	—	14,250	—	14,250
Inventory write off and disposal(2)	—	—	4,324	—
Share-based compensation	1,727	547	3,423	1,174
Non-capitalizable IPO and strategic transition costs (4)	—	1,827	—	2,267
Adjusted EBITDA	$133,079	$105,481	$259,457	$191,266
Adjusted EBITDA margin	63.1%	69.3%	65.3%	70.8%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$156,430	$120,532	$297,635	$214,127
Inventory write off and disposal(2)	—	—	4,324	—
Amortization of patented formulations	2,180	2,268	3,949	4,719
Adjusted gross profit	$158,610	$122,800	$305,908	$218,846
Adjusted gross profit margin	75.2%	80.7%	77.0%	81.0%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of SG&A to Adjusted SG&A
SG&A	$26,111	$33,786	$48,425	$45,066
Share-based compensation	(1,727)	(547)	(3,423)	(1,174)
Non-recurring litigation costs(3)	—	(14,250)	—	(14,250)
Non-capitalizable IPO and strategic transition costs (4)	—	(1,827)	—	(2,267)
Adjusted SG&A	$24,384	$17,162	$45,002	$27,375

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Reconciliation of Net Income to Adjusted Net Income
Net income	$87,715	$49,351	$149,676	$94,882
Amortization of intangible assets (excluding software)	12,363	12,451	24,314	25,083
Loss on extinguishment of debt(1)	—	—	18,803	—
Non-recurring litigation costs(3)	—	14,250	—	14,250
Inventory write off and disposal(2)	—	—	4,324	—
Share-based compensation	1,727	547	3,423	1,174
Non-capitalizable IPO and strategic transition costs (4)	—	1,827	—	2,267
Tax effect of adjustments	(3,051)	(5,564)	(10,361)	(7,831)
Adjusted net income	$98,754	$72,862	$190,179	$129,825
Adjusted net income per share:
Basic	$0.15	$0.11	$0.29	$0.20
Diluted	$0.14	$0.11	$0.27	$0.19
(1)On February 23, 2022, the Company refinanced its existing secured credit facility with a new credit agreement comprised of a $675 million senior secured term loan facility and a $150 million senior secured revolving credit facility. This refinancing resulted in recognition of loss on extinguishment of debt of $18.8 million which is comprised of $11.0 million in deferred financing fee write off, and $7.8 million of prepayment fees for the previously existing credit facility. Loss on extinguishment of debt is included as non-ordinary costs and fees in the reconciliations above.
(2)The inventory write-off and disposal costs relate to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and is now disposing of unused stock.
(3)Represents costs incurred related to the payment to LIQWD, Inc., a predecessor entity to the Company substantially all of whose assets and liabilities were purchased as part of the Acquisition (“LIQWD”), of certain amounts due in connection with the resolution of certain litigation and contingency matters involving LIQWD, which amounts were required to be paid pursuant to the purchase agreement for the Acquisition.
(4)Represents non-capitalizable professional fees and executive severance incurred in connection with the Company's initial public offering and the Company’s public company transition.

Contacts:
ICR, Inc.

For Investors:
Allison Malkin
Annie Erner

For Media:
Alecia Pulman
Brittany Fraser

Olaplex@icrinc.com
203.682.8220